                                 EXHIBIT 20.2

                                                                    APPENDIX A

                          FEDERAL EXPRESS CORPORATION

Federal Express Corporation (hereinafter the "Company") was incorporated in Delaware on June 24, 1971 and began operations in 1972. The Company offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies.
Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference and made a part hereof.

     1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed August 4, 1995.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1995 and November 30, 1995, respectively, filed October 13, 1995 and January 12, 1996, respectively.

     3. The Company's Current Reports on Form 8-K dated August 14, 1995, August 16, 1995, September 14, 1995, October 17, 1995, October 25, 1995, October 26, 1995, January 12, 1996 and March 14, 1996,
         respectively, filed August 15, 1995, August 18, 1995, September 19, 1995, October 18, 1995, October 27, 1995, October 30, 1995, January
         16, 1996 and March 26, 1996, respectively.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Preliminary Official Statement and before the termination of the offering of the Bonds by this Preliminary Official Statement shall be deemed to be incorporated by reference in this Preliminary Official Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Preliminary Official Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Preliminary Official Statement.

The Company will furnish without charge to each person to whom this Preliminary Official Statement is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Preliminary Official Statement without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Shirlee M. Clark, Manager - Media Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.


                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such materials can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                         SELECTED OPERATING STATISTICS
                                  (UNAUDITED)

Set forth below are selected operating statistics of the express package and airfreight services of the Company for the periods indicated. Beginning in fiscal year 1994, U.S. domestic express airfreight is reported as package volume in express package operating data rather than as pounds in airfreight operating data. Data for 1991 through 1993 has been restated to conform to this presentation. Beginning in fiscal year 1995, Average Revenue Per Pound and Average Revenue Per Package include service fee revenues previously classified as other revenues. Data for 1991 through 1994 has been restated to conform to this presentation.

                                                                                                       NINE MONTHS ENDED
                                                  YEAR ENDED MAY 31                                FEBRUARY 28   FEBRUARY 29
                        -----------------------------------------------------------------          -------------------------
                           1991          1992          1993          1994          1995               1995          1996
                        ---------     ---------     ---------     ---------     ---------          -----------   -----------
EXPRESS PACKAGE:

Average daily
package volume          1,310,890     1,472,642     1,710,561     1,925,105     2,247,594           2,216,131     2,405,681

Average pounds
per package                   5.6           5.7           5.8           6.0           6.3                 6.4           6.5

Average revenue
per pound                  $ 3.08        $ 2.90        $ 2.62        $ 2.51         $ 2.31             $ 2.30        $ 2.29

Average revenue
per package                $17.33        $16.38        $15.30        $15.12         $14.62             $14.64        $14.78


AIRFREIGHT:

Average daily
pounds                  2,650,204     2,258,303     2,050,033     1,844,270     2,153,041           2,169,474     2,124,244

Average revenue
per pound                  $ 1.20        $ 1.22        $ 1.09        $ 1.06         $ 1.06             $ 1.05        $ 1.04


                                             RATIO OF EARNINGS TO FIXED CHARGES
                                                         (UNAUDITED)

                                                                                                       NINE MONTHS ENDED
                                                  YEAR ENDED MAY 31                                FEBRUARY 28   FEBRUARY 29
                        -----------------------------------------------------------------          -------------------------
                           1991          1992          1993          1994          1995               1995          1996
                        ---------     ---------     ---------     ---------     ---------          -----------   -----------
Ratio of Earnings to
Fixed Charges (a)            1.0x           (b)          1.4x          1.7x          2.0x                 2.0x          1.8x


--------------------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.

                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of the Company's operating results and financial position for the periods indicated (in millions):

OPERATING RESULTS
-----------------

                                                                                     NINE MONTHS ENDED
                                                                                 FEBRUARY 28   FEBRUARY 29
                                         YEAR ENDED MAY 31                       -------------------------
                        --------------------------------------------------              (UNAUDITED)
                          1991       1992       1993       1994       1995           1995          1996
                        ------     ------     ------     ------     ------       -----------   -----------
Revenues                $7,688     $7,550     $7,808     $8,479     $9,392         $6,922        $7,536

Operating Income           252         23        377        531        591            417           398

Income (Loss)
Before Income
Taxes                       41       (147)       204        378        522            369           337

Income (Loss)
Before Cumulative
Effect of Change
in Accounting
Principle                    6       (114)       110        204        298            210           192

Net Income (Loss             6       (114)       54         204        298            210           192




FINANCIAL POSITION
------------------


                                               MAY 31                            FEBRUARY 29, 1996
                        --------------------------------------------------       -----------------
                          1991       1992       1993       1994       1995           (UNAUDITED)
                        ------     ------     ------     ------     ------
Current Assets          $1,283     $1,206     $1,440     $1,762     $1,869             $1,751

Property and
Equipment, Net           3,624      3,411      3,476      3,449      3,715              4,053

Total Assets             5,672      5,463      5,793      5,992      6,433              6,693

Current Liabilities      1,424      1,385      1,449      1,536      1,779              1,776

Long-Term Debt           1,827      1,798      1,882      1,632      1,325              1,327

Common
Stockholders'
Investment               1,669      1,580      1,671      1,925      2,246              2,452
